UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   June 21, 2005

FactSet Research Systems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-11869	13-3362547
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

601 Merritt 7
Norwalk, Connecticut 06831
(Address of principal executive offices)

(203) 810-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 2.02    Results of Operations and Financial Condition

On June 21, 2005, FactSet Research Systems Inc. issued a press release announcing its results for the nine months ended May 31, 2005. The press release is attached as Exhibit 99.1 to this report on Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 21, 2005, FactSet Research Systems Inc. announced that its Board of Directors has named Townsend (“Tom”) Thomas as FactSet’s first Chief Content Officer. As CCO, Mr. Thomas will focus on FactSet’s proprietary content collection efforts and will continue to establish strategy and policy for FactSet in that area. He will no longer hold the title of Chief Technical Officer. Mr. Thomas has no employment contract with FactSet. The terms of his employment and compensation remain unchanged other than the addition of his new title.

Item 9.01    Financial Statements and Exhibits

                 (c)         Exhibits

Exhibit
No.	Description
–––––	––––––––––––––––––––––––––––––
99.1	Press Release, dated as of June 21, 2005

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FACTSET RESEARCH SYSTEMS INC.
(Registrant)
By:

Date:	June 21, 2005	/s/ Peter G. Walsh
––––––––––––––––––––––––––––––––––
Peter G. Walsh
Chief Financial Officer
Treasurer and Secretary

EXHIBIT 99.1

EXHIBIT INDEX

Exhibit
No.	Description of Document
–––––	––––––––––––––––––––––––––––––––––––––––––––––––––––––––
99.1	Press Release of Registrant, dated June 21, 2005 reporting the results of operations for the Registrant’s third quarter ended May 31, 2005.

FactSet Research Systems Inc.
601 Merritt 7
Norwalk, Connecticut   06851
203.810.1000/ 203.810.1001 Fax

News Release

FOR IMMEDIATE RELEASE

FactSet Research Systems Reports Record Results for Third Quarter of Fiscal Year 2005 and Announces Share Repurchase Plan

Norwalk, Connecticut — June 21, 2005 — FactSet Research Systems Inc. (NYSE: FDS), a major supplier of computer-based financial and economic data to the investment community, today announced its results for the third quarter of fiscal 2005.

For the quarter ended May 31, 2005, revenues rose 24.8% compared to the prior year period to $79.3 million. Operating income increased 25.4% to $27.4 million, net income advanced 33.1% to $19.6 million and diluted earnings per share rose 30.0% to $0.39. Included in the third quarter of fiscal 2005, were income tax benefits of $1.9 million or $0.04 per share relating to the final settlement of prior year tax returns and additional federal and state tax planning. Also included in the third quarter of fiscal 2004 was an income tax benefit of $760,000 which added $0.02 to earnings per share.

For the nine months ended May 31, 2005, revenue increased 24.8% to $229.9 million and operating income rose 24.7% to $80.2 million. Net income grew 22.6% to $53.1 million while earnings per share increased 24.7% to $1.06. Income tax benefits were recorded resulting in a $0.04 and $0.03 increase in diluted earnings per share during the first nine months of fiscal 2005 and 2004, respectively.

FactSet Research Systems Inc.
Consolidated Statements of Income (Condensed and Unaudited)

	Three Months Ended			Nine Months Ended
	May 31, 2005 and May 31, 2004			May 31, 2005 and May 31, 2004
(In thousands, except per share data)	2005	2004	Change	2005	2004	Change

Revenues	$79,342	$63,600	24.8%	$229,877	$184,228	24.8%
Operating income	27,367	21,831	25.4	80,244	64,373	24.7
Net Income	19,551	14,687	33.1	53,118	43,332	22.6
Diluted earnings per share	$0.39	$0.30	30.0	$1.06	$0.85	24.7
Diluted weighted average common shares	49,993	48,823		50,120	51,136

“FactSet’s third quarter performance was excellent,” said Philip A. Hadley, Chairman and CEO. “We achieved healthy improvements in subscriptions, workstations and clients as well as balanced growth across our products and from each geographic region.”

As of May 31, 2005, the Company’s 1,464 clients, representing approximately 24,000 users, subscribed to services totaling $317.9 million in subscriptions, an increase of 21.8% in the past fiscal year. Of this total, subscriptions from FactSet’s overseas operations were $84.8 million. FactSet’s client retention rate continued to be above 95%. “Subscriptions” at any given point in time represent the forward-looking revenues for the next 12 months from all subscription services currently being supplied to clients.

Other operational highlights of the third quarter of fiscal 2005 include:

•	Revenues from FactSet’s European and Pacific Rim operations were $17.3 million and $3.9 million, up 74% and 33% respectively, from the same period a year ago.
•	Demand for FactSet’s Portfolio Analytics Workstations continued to rise, with over 415 clients consisting of approximately 3,200 users, subscribing to the services as of May 31, 2005.
•	Receivables from clients and clearing brokers, net declined 19% from $67.2 million to $54.2 million.
•	The effective tax rate for the quarter was 29.4%. Included in the effective rate was the realization of $1.9 million tax benefits from the final settlement of prior year tax returns and the results of additional federal and state planning. Excluding this benefit, the effective rate for the 3rd quarter would have been 36.2%
down from 37.0% for the first half of 2005.
•	The company repurchased 388,000 shares of its common stock.
•	Economics Analysis 2.0 was released, featuring an improved charting engine, expanded options, and added functionality for analyzing company, macroeconomic, commodity and financial data.
•	Alpha Testing 3.0 was released, featuring many enhancements, including unlimited formulas and factors, as well as report customization.
•	Standard & Poor’s Compustat Global Basic data was released on FactSet, featuring nearly 20,000 global active and inactive securities

On June 20, 2005, FactSet’s Board of Directors authorized the repurchase of up to $50 million of common stock. The timing of this authorization corresponds to the completion in the third fiscal quarter of 2005 of the 1.5 million share repurchase program approved in July 2002. Repurchases will be made from time to time in the open market and privately negotiated transactions, subject to market conditions. No minimum number of shares to be repurchased has been fixed. The Company intends to fund its share repurchases with cash on hand and cash generated from future operations.

FactSet also announced today that its Board of Directors has named Townsend (“Tom”) Thomas as FactSet’s first Chief Content Officer. As CCO, Mr. Thomas will focus on FactSet’s proprietary content collection efforts and will continue to establish strategy and policy for FactSet in that area. He will no longer hold the title of Chief Technology Officer. Jeff Young, currently Director of Systems Engineering, will continue in his existing role while assuming the title of Chief Technology Officer as well. As CTO, Mr. Young will chair a newly formed Technology Strategy Committee at FactSet.

Business Outlook
The following forward-looking statements reflect FactSet’s expectations as of June 21, 2005. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. The Company does not intend to update its forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

Fourth Quarter Fiscal 2005 Expectations

o	Revenues are expected to range between $80 million and $82 million.
o	Operating margins are expected to range between 34% and 35%.
o	The effective tax rate is expected to range between 36.0% and 36.4%.

Full Year Fiscal 2005

o	Capital expenditures should total approximately $22 million.

This news release contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the Company’s strategy for growth, product development, market position, subscriptions, expected expenditures and financial results are forward-looking statements. Forward-looking statements may be identified by words like “expected,” “anticipates,” “plans,” “intends,” “projects,” “should,” “indicates,” “continues,” “subscriptions” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in FactSet’s filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, the ability to hire qualified personnel; maintenance of the Company’s leading technological position; the impact of global market trends on the Company’s revenue growth rate and future results of operations; the negotiation of contract terms with corporate vendors, data suppliers and potential landlords; retention of key clients; the successful resolution of ongoing audits by tax authorities; the continued employment of key personnel; the absence of U.S. or foreign governmental regulation restricting international business; the ability to continue to integrate acquired businesses; and the sustainability of historical levels of profitability and growth rates in cash flow generation.

Conference Call
The Company will host a conference call today, June 21, 2005 at 11:00 a.m. (DST) to review the third quarter fiscal 2005 earnings release. To listen, please visit the investor relations section of the Company’s website at www.factset.com.

About FactSet
FactSet Research Systems Inc. is a leading provider of global financial and economic information, including fundamental data on tens of thousands of companies worldwide. Combining more than 200 databases into its own dedicated online service, the Company also provides the tools to download, combine and manipulate the data for investment analysis.

The Company, headquartered in Norwalk, Connecticut, was formed in 1978 and now conducts operations, along with its affiliates, from more than twenty-two locations worldwide, including Boston, New York, Chicago, San Mateo, London, Frankfurt, Paris, Tokyo, Hong Kong, and Sydney.

FactSet Research Systems Inc.
Consolidated Statements of Financial Condition

(In thousands and unaudited)	May 31,	August 31,
ASSETS	2005	2004

Cash and cash equivalents	$ 62,656	$ 78,580
Investments	27,919	19,524
Receivables from clients and clearing brokers, net	54,183	45,935
Deferred taxes	5,420	5,875
Other current assets	4,423	4,834
Total current assets	154,601	154,748
Property, equipment and leasehold improvements, net	50,924	43,909
Goodwill	74,466	19,937
Intangible assets, net	27,465	5,944
Deferred taxes	224	3,098
Other assets	2,697	2,291
Total assets	$310,377	$229,927
	=======	=======
LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and accrued expenses	$ 18,369	$ 21,123
Accrued compensation	13,798	17,328
Deferred fees	17,327	9,530
Dividends payable	2,394	2,182
Current taxes payable	3,319	7,624
Total current liabilities	55,207	57,787
Deferred taxes	6,851	––
Deferred rent and other non-current liabilities	9,137	7,594
Total liabilities	71,195	65,381
	=====	=====
Stockholders’ Equity:
Common stock	543	352
Capital in excess of par value	89,342	60,420
Retained earnings	289,407	243,324
Treasury stock	(141,126)	(139,504)
Accumulated other comprehensive gain (loss)	1,016	(46)
Total stockholders’ equity	239,182	164,546

Total liabilities and stockholders’ equity	$310,377	$229,927
	=======	=======

FactSet Research Systems Inc.
Consolidated Statements of Income

	Three Months Ended		Nine Months Ended
	May 31,	May 31,	May 31,	May 31,
(In thousands, except per share data and unaudited)	2005	2004	2005	2004

Revenues	$79,342	$63,600	$229,877	$184,228

Cost of services	23,770	18,394	67,070	54,464
Selling, general and administrative	28,205	23,375	82,563	65,391

Total operating expenses	51,975	41,769	149,633	119,855

Income from operations	27,367	21,831	80,244	64,373

Other income	316	223	700	1,644

Income before income taxes	27,683	22,054	80,944	66,017

Provision for income taxes	8,132	7,367	27,826	22,685

Net income	$19,551	$14,687	$53,118	$43,332
	======	======	======	======

Basic earnings per common share	$0.41	$0.31	$1.11	$0.89
	====	====	====	====
Diluted earnings per common share	$0.39	$0.30	$1.06	$0.85
	====	====	====	====
Weighted average common shares (Basic)	48,044	46,784	47,879	48,958
	=====	=====	=====	=====
Weighted average common shares (Diluted)	49,993	48,823	50,120	51,136
	=====	=====	=====	=====

FactSet Research Systems Inc.
Consolidated Statements of Cash Flows	Nine Months Ended
	May 31,	May 31,
(In thousands and unaudited)	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$53,118	$43,332
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	13,508	10,730
Deferred tax provision (benefit)	2,832	(1,955)
Gain on sale of equipment	––	(235)
Accrued ESOP contribution	––	1,980
Net income adjusted for non-client items	69,458	53,852
Changes in assets and liabilities, net of effects of acquisitions
Receivables from clients and clearing brokers, net	(4,402)	(4,035)
Accounts payable and accrued expenses	(5,052)	1,798
Accrued compensation	(1,951)	(758)
Deferred fees and commissions	744	(830)
Current taxes payable	(4,287)	3,942
Landlord contributions to leasehold improvements	965	6,092
Other working capital accounts, net	1,472	(1,219)
Income tax benefits from stock option exercises	5,888	792
Net cash provided by operating activities	62,835	59,634

CASH FLOWS FROM INVESTING ACTIVITIES
(Purchases) Sales of investments, net	(8,314)	58,291
Acquisition of business, net of working capital acquired	(52,134)	(6,478)
Purchases of property, equipment and leasehold improvements	(16,987)	(12,467)
Net cash (used in) provided by investing activities	(77,435)	39,346

CASH FLOWS FROM FINANCING ACTIVITIES
Dividend payments	(6,509)	(5,676)
Repurchase of common stock	(10,996)	(110,515)
Proceeds from employee stock plans	16,230	6,237
Net cash used in financing activities	(1,275)	(109,954)
Effect of exchange rate changes on cash and cash equivalents	(49)	––
Net decrease in cash and cash equivalents	(15,924)	(10,974)
Cash and cash equivalents at beginning of period	78,580	51,126
Cash and cash equivalents at end of period	$62,656	$40,152
	======	======

Supplementary Schedules to 3rd Quarter Earnings Press Release
For the Quarter Ended May 31, 2005

The financial information included in these schedules contains detail not typically included in FactSet’s financial statements. To aid an investor’s ability to make more precise interpretations of FactSet’s financial results, the supplementary schedules below highlight facts involving currency, royalty payments to data vendors and revenues that are not subscription based. Although the impact of each item individually and in the aggregate has been immaterial to FactSet’s annual results, these tables might enhance an investor’s overall understanding of quarterly revenues. In subsequent quarters, FactSet does not plan to provide these details unless the information is material.

Annual Subscription Value (“ASV”)
Rollforward of Quarterly Change
Fiscal 3rd Quarter Ended May 31, 2005
In millions and unaudited

ASV at February 28, 2005		$307.6
Change - Fiscal 3rd Quarter ended May 31, 2005
New subscriptions, net	10.2
Currency	(1.7)
Reclassification (1)	1.8	10.3

ASV at May 31, 2005		$317.9
		=====

(1)   Under a new agreement with an existing supplier, FactSet now licenses data for redistribution to clients. As a result, both revenues and data costs (included in cost of services) increased by an identical amount representing the royalty charges paid by FactSet to the data supplier. Previously, the data supplier maintained data contacts directly with each FactSet client and data royalty charges were not included in FactSet’s income statement.

Non-subscription revenues
Last Four Fiscal Quarters Ending May 31, 2005
In millions and unaudited

	FY 2004	Fiscal Year 2005

	Q4	Q1	Q2	Q3

Non-subscription revenues (1)	0.6	1.0	0.9	0.9
Revenues	67.7	74.1	76.5	79.3
%	0.9%	1.3%	1.2%	1.1%
	====	====	====	====

(1)   Revenues from workstations purchased for use by summer interns and for FactSet services that are not sold on a subscription basis and are excluded from FactSet’s reported annual subscription value (ASV). The aforementioned amounts are included in FactSet’s revenues each quarter.